As filed with the Securities and Exchange Commission on June 21,
1995

Registration No. 33-_________


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KATY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction
of incorporation or organization)

                           75-1277589

           (I.R.S. Employer Identification Number)

6300 S. Syracuse Way, Suite 300
Englewood, Colorado  80111
(Address of Principal Executive Offices)(Zip Code)

KATY INDUSTRIES, INC. LONG-TERM INCENTIVE PLAN
(Full title of the plan)

John R. Prann, Jr.
President and Chief Executive Officer
6300 S. Syracuse Way, Suite 300
Englewood, Colorado  80111
Telephone:  (303) 290-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Bruce L. Rogers, Esq.
Hogan & Hartson L.L.P.
One Tabor Center
1200 Seventeenth Street, Suite 1500
Denver, Colorado  80202

Calculation of Registration Fee
Title of securities to be registered  - Common Stock, par value
$1.00 per share
Amount to be registered - 500,000
Proposed maximum price per share (1) - $8.25
Proposed maximum aggregate offering price (1) - $4,125,000
Amount of registration fee (2) - $1,422.41

(1) Calculated pursuant to Rule 457(h), based on an assumed price of $8.25 per share, which represents the average of the high and low prices of such securities reported in the consolidated reporting system on June 15, 1995.
(2) Registration fee is calculated on the basis of 1/29 of 1% of the proposed maximum aggregate offering price of $4,125,000.
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from this Registration
Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


PART II

INFORMATION REQUIREMENT IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

          The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

               (a)  The Annual Report on Form 10-K of Katy
Industries, Inc. (the "Registrant") for the year ended
December 31, 1994, filed under the Securities Exchange Act of
1934, as amended (the "Exchange Act").

               (b)  All other reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant document referred to in (a) above.

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

          Section 145 of the General Corporation Law of the
State of Delaware contains provisions permitting Delaware corporations to indemnify directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct. Such determination shall be made (a) by a majority of a quorum of directors who were not parties to such proceeding, (b) if such quorum cannot be obtained or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders of the corporation. The Amended and Restated Certificate of Incorporation and the By-Laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration
Statement.

Item 9.  Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required
by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any
facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)     To include any material information
with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)  To remove from registration by means of
a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 21st day of June, 1995.

                              KATY INDUSTRIES, INC.


                              By:  /s/ John R. Prann, Jr.
                                   John R. Prann, Jr.,
                                   President, Chief
                                   Executive Officer and
                                   Chief Operating          Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Prann, Jr. and Paul Kurowski, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and as of the date indicated.
Signature
Title
Date

/s/ Philip E. Johnson
Philip E. Johnson
    Chairman of the Board
    June 21, 1995
/s/ John R. Prann, Jr.
John R. Prann, Jr.
    President, Chief Executive Officer and Director
June 21, 1995
/s/ Paul Kurowski
Paul Kurowski
    Chief Financial Officer, Treasurer and Secretary (Principal
Financial and Accounting Officer)  June 21, 1995
/s/ Lutz Raettig
Lutz Raettig
    Director   June 21, 1995
/s/ Jacob Saliba
Jacob Saliba
    Director   June 21, 1995
/s/ Charles W. Sahlman
Charles W. Sahlman
    Director   June 21, 1995
/s/ Wallace E. Carroll, Jr.
Wallace E. Carroll, Jr.
    Director   June 21, 1995
/s/ Arthur R. Miller
Arthur R. Miller
    Director   June 21, 1995
/s/ William F. Andrews
William F. Andrews
    Director   June 21, 1995
/s/ Glenn W. Turcotte
Glenn W. Turcotte
    Director   June 21, 1995
/s/ William H. Murphy
William H. Murphy
    Director   June 21, 1995
/s/ Daniel B. Carroll
Daniel B. Carroll       Director   June 21, 1995
INDEX TO EXHIBITS

Exhibit
Number
                Description
                Sequentially

                                              Numbered Page
4.1 Katy Industries, Inc. Long-Term Incentive Plan
5.1 Opinion of Hogan & Hartson L.L.P.
23.1     Consent of Deloitte & Touche LLP
23.2     Consent of Hogan & Hartson L.L.P. - included in Exhibit
5.1
25.1     Powers of Attorney - included in Part II of Registration
Statement
















     EXHIBIT 4.1
     Katy Industries, Inc.
     Long-Term Incentive Plan
     THIS DOCUMENT CONSTITUTES PART OF THE PROSPECTUS COVERING
     SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES
     ACT OF 1993.

Contents
                                                        Page

Article 1. Establishment, Objectives, and Duration      1
Article 2.  Definitions                                 1
Article 3.  Administration                              5
Article 4.  Shares Subject to the Plan and
            Maximum Awards                              6
Article 5.  Eligibility and Participation               7
Article 6.  Stock Options                               8
Article 7.  Stock Appreciation Rights                  10
Article 8.  Restricted Stock                           11
Article 9.  Performance Units and Performance
            Shares                                     13
Article 10.  Other Incentive Awards                    14
Article 11.  Performance Measures                      15
Article 12.  Beneficiary Designation                   16
Article 13.  Deferrals                                 16
Article 14.  Rights of Employees                       16
Article 15.  Change in Control                         17
Article 16.  Amendment, Modification, and
             Termination                               18
Article 17.  Withholding                               18
Article 18.  Financial Assistance                      19
Article 19.  Indemnification                           19
Article 20.  Successors                                19
Article 21.  Legal Construction                        19












Katy Industries, Inc.
     Long-Term Incentive Plan
     Article 1.     Establishment, Objectives, and Duration
          1.1  Establishment of the Plan.  Katy Industries,
     Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Katy Industries, Inc. Long-Term Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified
     Stock Options, Incentive Stock Options, Stock Appreciation
     Rights, Restricted Stock, Performance Shares and Performance Units, and Other Incentive Awards.
          Subject to approval by the Company's stockholders, the Plan shall become effective as of January 1, 1995 (the "Effective Date") and shall remain in effect as provided in
     Section 1.3 hereof.
          1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.
          The Plan is further intended to provide
     flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.
          1.3  Duration of the Plan.  The Plan shall
     commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after December 31, 2004.
     Article 2.  Definitions
          Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
          2.1 "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units, or Other
     Incentive Awards.
          2.2 "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.
          2.3 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
          2.4 "Board" or "Board of Directors" means the Board of Directors of the Company.
          2.5 "Change in Control" of the Company means, and shall be deemed to have occurred upon, any of the following events:
          (a) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or
          (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or
          (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.
               However, IN no event shall a "Change in Control" be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than one percent (1%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).
          2.6  "Code" means the Internal Revenue Code of
     1986, as amended from time to time.
          2.7 "Committee" means the Compensation Committee of the Board, as specified in Article 3 herein.
          2.8  "Company" means Katy Industries, Inc., a
     Delaware corporation, and the Company's Subsidiaries, as well as any successor to any of such entities as provided in
     Article 19 herein.
          2.9 "Director" means any individual who is a member of the Board of Directors of the Company
          2.10 "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan.
          2.11 "Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.
          2.12 "Employee" means any nonunion employee of the Company. Nonemployee Directors shall not be considered Employees under this Plan unless specifically designated otherwise.
          2.13 "Exchange Act" means the Securities Exchange
     Act of 1934, as amended from time to time, or any successor act thereto.
          2.14 "Fair Market Value" shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are publicly traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.
          2.15 "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article
     7 herein.
          2.16 "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.
          2.17 "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent
     (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange
     Act.
          2.18 "Named Executive Officer" means a
     Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.
          2.19 "Nonemployee Director" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.
          2.20 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code
     Section 422.
          2.21 "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.
          2.22 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.
          2.23 "Other Incentive Award" means an award granted pursuant to Article 10 hereof.
          2.24 "Participant" means any individual
     designated as a participant in the Plan by the Committee in accordance with Section 5.1 and who has an outstanding Award granted under the Plan.
          2.25 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).
          2.26 "Performance Period" means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.
          2.27 "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.
          2.28 "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.
          2.29 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.
          2.30 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.
          2.31 "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.
          2.32 "Retirement" shall have the meaning ascribed to such term in the Participant's governing Company sponsored retirement plan.
          2.33 "Shares" means the shares of Common Stock, par value $1.00 per share, of the Company.
          2.34 "Stock Appreciation Right" or "SAR" means an
     Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.
          2.35 "Subsidiary" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company has a majority voting interest, and which the Committee designates as a participating entity in the Plan.
          2.36 "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).
     Article 3.  Administration
          3.1  The Committee.  The Plan shall be
     administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2) Directors who meet the "disinterested administration" rules of Rule 16b-3 under the Exchange Act and the definition of "outside director" within the meaning of
     Section 162(m) of the Code and the rules and regulations thereunder ("Code Section 162(m)"). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.
          The Committee shall be comprised solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3 under the Exchange Act and Code Section 162(m). However, if for any reason the Committee does not qualify to administer the Plan as contemplated by Rule 16b-3 and Code
     Section 162(m) of the Exchange Act, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3 and Code Section 162(m).
          3.2  Authority of the Committee.  Except as
     limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and other key individuals performing services for the Company who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 16 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.
          The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Plan Participants.
          3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.
     Article 4.  Shares Subject to the Plan and Maximum Awards
          4.1  Number of Shares Available for Grants.
     Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance under the Plan shall be 500,000; provided however, that the aggregate maximum number of Shares of Restricted Stock and Shares relating to Other incentive Awards which may be granted pursuant to Articles 8 and 10 herein, shall be 200,000. Shares issued pursuant to the Plan may be either authorized unissued shares, treasury shares, reacquired shares, or any combination thereof.
          Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:
          (a) The maximum aggregate number of Shares that may be granted or that may vest, as applicable, pursuant to any Award held by any Named Executive Officer shall be 100,000 Shares.
          (b) The maximum aggregate cash payout with respect to Awards granted in any fiscal year which may be made to any Named Executive Officer shall be $500,000.
          4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan.
          4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1 herein and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.
     Article 5.  Eligibility and Participation
          5.1  Eligibility.  Persons eligible to
     participate in this Plan include all officers, key employees of the Company and other key individuals performing services for the Company, as determined by the Committee, including Employees and other key individuals who are members of the Board and Employees who reside in countries other than the United States of America. Notwithstanding the foregoing, no person who is a Director and is also a participant in any stock option plan of the Company exclusively for Nonemployee Directors shall be eligible to participate in the Plan.
          5.2  Actual Participation.  Subject to the
     provisions of the Plan, the Committee may from time to time, select from all eligible Employees and other key individuals performing services for the Company, those to whom Awards shall be granted and shall determine the nature and amount of each Award.
     Article 6.  Stock Options
          6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.
          6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.
          6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Except, however, the Option Price for each grant of an ISO under this Plan to an Employee who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company on the date the ISO is granted shall be equal to one hundred and ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted.
          6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Except, however, no ISO granted to an Employee who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company on the date the Incentive Stock Option is granted shall be exercisable later than the fifth (5th) anniversary date of its grant.
          6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
          6.6  Payment.  Options granted under this Article
     6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
          The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).
          The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.
          As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
          6.7  Restrictions on Share Transferability.  The
     Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this
     Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
          6.8  Termination of Employment.  Each
     Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.
          6.9  Nontransferability of Options.
          (a)  Incentive Stock Options.  No ISO granted under the
                    Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
          (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.
          6.10 Maximum Amount of Incentive Stock Option Award.
     The aggregate Fair Market Value (as of the date of grant of an Incentive Stock Option) of Shares with respect to which Incentive Stock Options granted to an Employee under this Plan are exercisable for the first time by an Employee in any calendar year shall not exceed one hundred thousand dollars ($100,000.00).
     Article 7.  Stock Appreciation Rights
          7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.
          The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
          The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option
     Price of the related Option.
          7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
          Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair
     Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
          7.3  Exercise of Freestanding SARs.  Freestanding
     SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.
          7.4  SAR Agreement.  Each SAR grant shall be
     evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.
          7.5 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.
          7.6  Payment of SAR Amount.  Upon exercise of an
     SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
          (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by
          (b) The number of Shares with respect to which the SAR is exercised.
          At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
          7.7 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 of the Exchange Act (or any successor rule).
          7.8  Termination of Employment.  Each SAR Award
     Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.
          7.9  Nontransferability of SARs.  Except as
     otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award
     Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
     Article 8.  Restricted Stock
          8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.
          8.2  Restricted Stock Agreement.  Each Restricted
     Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.
          8.3  Transferability.  Except as provided in this
     Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable
     Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.
          8.4 Other Restrictions. Subject to Article 11 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.
          The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.
          Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.
          8.5  Voting Rights.  During the Period of
     Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.
          8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying
     Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.
          In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.
          8.7  Termination of Employment.  Each Restricted
     Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested
     Restricted Shares following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall occur at the time they otherwise would have, but for the employment termination.
     Article 9.  Performance Units and Performance Shares
          9.1 Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
          9.2  Value of Performance Units/Shares.  Each
     Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The
     Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article
     9, the time period during which the performance goals must be met shall be called a "Performance Period."
          9.3  Earning of Performance Units/Shares.
     Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
          9.4  Form and Timing of Payment of Performance
     Units/ Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum within seventy-five (75) calendar days following the close of the applicable
     Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.
          Prior to the beginning of each Performance Period, Participants may elect to defer the receipt of Performance Unit/Share payout upon such terms as the Committee deems appropriate.
          At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section
     8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.
          9.5  Termination of Employment Due to Death,
     Disability, or Retirement. In the event the employment of a Participant is terminated by reason of death, Disability or Retirement during a Performance Period, the participant shall receive a prorated payout of the Performance Units/Shares.
     The prorated payout shall be determined by the Committee, in its sole discretion, shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period, and shall further be adjusted based on the achievement of the preestablished performance goals.
          Payment of earned Performance Units/Shares shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable
     Performance Period.
          9.6  Termination of Employment for Other Reasons.
     In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company.
          9.7 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.
     Article 10.  Other Incentive Awards
          10.1 Grant of Other Incentive Awards. Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Participants in such amount, upon such terms, and at any time and from time to time as shall be determined by the Committee.
          10.2 Other Incentive Award Agreement.  Each Other
     Incentive Award grant shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award granted, the terms and conditions applicable to such grant, the applicable Performance Period and performance goals, and such other provisions as the Committee shall determine, subject to the terms and provisions of the Plan.
          10.3 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Other Incentive Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
          10.4 Form and Timing of Payment of Other
     Incentive Awards. Payment of Other Incentive Awards shall be made at such times and in such form, either in cash or in Shares (or a combination thereof) as established by the Committee subject to the terms of the Plan. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. Without limiting the generality of the foregoing, annual incentive awards may be paid in the form of Other Incentive Awards (which may or may not be subject to restrictions, at the discretion of the Committee).
     Article 11.  Performance Measures
          Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based
     Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:
          (a)  Return on Assets ("ROA");
          (b)  Cash Flow Return on Investment ("CFROI");
          (c)  Earnings Before Income Taxes ("EBIT"); or
          (d)  Net Earnings.
          The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).
          In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).
     Article 12.  Beneficiary Designation
          Each Participant under the Plan may from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and will be effective only when filed by the Participant in writing with the Company, during the Participant's lifetime.
     In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.
     Article 13.  Deferrals
          The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted
     Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares or Other Incentive Awards.
     If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.
     Article 14.  Rights of Employees
          14.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.
          For purposes of this Plan, a transfer of a Participant's employment between the Company and a Subsidiary or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.
          14.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future
     Award.
     Article 15.  Change in Control
          15.1 Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:
          (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;
          (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse;
          (c) The target payout opportunities attainable under all outstanding Awards of Performance Units and Performance Shares and Other Incentive Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control a pro rata portion of all targeted Award opportunities associated with such outstanding Awards, based on the number of complete and partial calendar months within the Performance Period which had elapsed as of such effective date; and
          (d) Subject to Article 16 herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.
          15.2 Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 15 at any time and from time to time prior to the date of a Change in Control.
     Article 16.  Amendment, Modification, and Termination
          16.1 Amendment, Modification, and Termination.
     The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.
          The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.
          16.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.
          16.3 Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 16, make any adjustments it deems appropriate.
     Article 17.  Withholding
          17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
          17.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
     Article 18.  Financial Assistance
          If the Committee determines that such action is advisable, the Company may assist any person to whom an Award has been granted in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.
     Article 19.  Indemnification
          Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     Article 20.  Successors
          All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     Article 21.  Legal Construction
          21.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
          21.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
          21.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
          21.4 Securities Law and Tax Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act and Code Section 162(m). To the extent any provision of the plan or action by the Committee fails to so comply it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
          21.5 Stockholder Adoption. This Plan shall be submitted to the stockholders of the Company, for their approval and adoption in accordance with applicable law and Rule 16b-3 under the Exchange Act and Code Section 162(m).
     All Awards made hereunder prior to stockholder approval shall be granted contingent upon such approval. If this Plan is not so approved and adopted by stockholders, all Awards granted hereunder shall be null and void.
          21.6 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

HOGAN & HARTSON
L.L.P.


          ONE TABOR CENTER
          1200 SEVENTEENTH STREET, SUITE 1500
          DENVER, COLORADO  80202
          TEL (303) 899-7300
          FAX (303) 899-7333
June 21, 1995


Katy Industries, Inc.
6300 S. Syracuse Way, Suite 300
Englewood, Colorado  80111

          Re:  Registration Statement on Form S-8

Dear Gentlemen:

          We have acted as special counsel to Katy Industries, Inc., a Delaware corporation (the "Company") in connection with the preparation of the Form S-8 Registration Statement of the Company filed with the Securities and Exchange Commission (the "Registration Statement"), with respect to the registration of 500,000 shares of the Company's Common Stock, $1.00 par value per share (the "Shares") issuable pursuant to the Katy Industries, Inc. Long-Term Incentive Plan (the "Plan").
          In connection with this opinion, we have made such inquiries, examined such documents and corporate records and relied upon such certificates of officers of the Company and public officials as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth. We have assumed the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.
          On the basis of the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Shares being offered under the Plan have been duly authorized and, when duly issued in accordance with the Registration Statement and the terms of the Plan and any agreement, resolution or other instrument governing such issuance, the Shares so issued will be validly issued, fully paid and nonassessable.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit
5.1 to the Registration Statement.

                                   Very truly yours,



                                   Hogan & Hartson

BLR/sbo

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Katy Industries, Inc. of our reports dated February 24, 1995 (March 14, 1995 as to Note
15) appearing in the Annual Report on Form 10-K of Katy
Industries, Inc. for the year ended December 31, 1994.





DELOITTE & TOUCHE LLP
Chicago, Illinois
June 21, 1995